                                                                     EXHIBIT 1.1

                                                   S&C Draft of November 2, 1998










                               The MONY Group Inc.

                                  Common Stock
                           (par value $.01 per share)

                               ------------------


                             Underwriting Agreement
                                 (U.S. Version)
                      ------------------------------------


                                                      ...................., 1998



Goldman, Sachs & Co.,
Donaldson, Lufkin & Jenrette Securities Corporation,
Morgan Stanley & Co. Incorporated,
Salomon Smith Barney Inc.,
   As representatives of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         The MONY Group Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 9,500,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 1,425,000 additional shares (the "Optional Shares") of Common Stock, par value $.01 per share ("Stock"), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares").

         The Shares are being issued in connection with the reorganization (the "Demutualization") of The Mutual Life Insurance Company of New York, a New York mutual life insurance company ("MONY"), into a New York stock life insurance company pursuant to MONY's Plan of Reorganization, as adopted by the Board of Trustees of MONY on August 14, 1998 and as amended on September 9, 1998 (as so amended, the "Plan"), in accordance with the requirements of Section 7312 of the New York Insurance Law ("Section 7312"). Upon consummation of the Demutualization, MONY (renamed MONY Life Insurance Company) will become a direct wholly owned subsidiary of the Company. Pursuant to the Demutualization, the Company plans to issue shares of stock (the "Policyholder Shares"; and the Policyholder Shares and the Shares, collectively, the "Transaction Shares") or, in lieu thereof, cash or Policy Credits (as defined in the Plan) to Eligible Policyholders (as defined in the Plan) in exchange for their respective Policyholders' Membership Interests (as defined in the Plan).

         It is understood and agreed to by all parties that the Company and MONY are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company of up to a total of 2,012,500 shares of Stock (the "International Shares"), including the overallotment option

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thereunder, through arrangements with certain underwriters outside the United
States (the "International Underwriters"), for whom Goldman Sachs International, Donaldson, Lufkin & Jenrette International, Morgan Stanley & Co. International Limited and Salomon Smith Barney Limited are acting as lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

         1. The Company and MONY represent and warrant to, and agree with, each of the Underwriters that:

                  (a) A registration statement on Form S-1 (File No. 333-63835) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or to the Company's knowledge threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

                  (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this

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         representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                  (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                  (d) None of the Company, MONY or any of their subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that has subjected or would subject the Company, MONY and their subsidiaries taken as a whole to any material liability or disability otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material decrease in the surplus of MONY or capital stock of the Company or any material increase in the long-term debt of the Company, MONY and their subsidiaries taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, reserves, surplus, shareholders' equity or results of operations (in each case considered either on a statutory or U.S. generally accepted accounting principles ("GAAP") basis) of the Company, MONY and their subsidiaries, considered as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Prospectus;

                  (e) MONY and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property by MONY and its subsidiaries; and any real property and buildings held under lease by MONY and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by MONY and its subsidiaries;

                  (f) MONY has been duly incorporated and is validly existing as a mutual life insurance company in good standing under the laws of the State of New York, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; on the Plan Effective Date (as defined in the Plan) MONY will be duly incorporated and validly existing as a stock life insurance company in good standing under the laws of the State of New York, with power and authority (corporate and other) to own its property and conduct its business as described in the Prospectus; MONY has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such

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




         jurisdiction; the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each other subsidiary of MONY has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

                  (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; on the Plan Effective Date, MONY will surrender to the Company and the Company will cancel all shares of Stock previously issued by the Company to MONY and MONY will issue two million common shares, par value $1.00 per share (the "MONY Common Shares"), to the Company and such shares will have been duly and validly authorized and issued and fully paid and non-assessable and will be directly owned by the Company, free and clear of all liens, encumbrances, equities or claims; and all of the issued shares of capital stock of each other subsidiary of MONY have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by MONY, free and clear of all liens, encumbrances, equities or claims;

                  (h) The unissued Shares to be issued and sold by the Company to the Underwriters and the International Underwriters hereunder and under the International Underwriting Agreement and the Policyholder Shares to be issued by the Company to Eligible Policyholders in the Demutualization have been duly and validly authorized; and, when the Shares are issued and delivered against payment therefor as provided herein and in the International Underwriting Agreement and the Policyholder Shares are issued and delivered to the Eligible Policyholders in exchange for the Policyholders' Membership Interest in the Demutualization, the Transaction Shares will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Prospectus; and the Transaction Shares have been approved for listing on the New York Stock Exchange (the "Exchange"), subject to notice of issuance, and at each Time of Delivery (as defined in Section 4) hereunder, the Transaction Shares issued at or prior to such Time of Delivery will be listed thereon;

                  (i) Each of MONY and each subsidiary of MONY that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (an "Insurance Subsidiary") is duly organized and licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; except as otherwise specifically described in the Prospectus, each of MONY and each Insurance Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications ("Approvals") of and from all insurance regulatory authorities to conduct their respective businesses, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; there is no pending or, to the knowledge of MONY, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and except as disclosed in the Prospectus, no insurance regulatory agency or body has issued any order or decree impairing, restricting or

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




         prohibiting the payment of dividends by any subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect;

                  (j) Each of MONY and each Insurance Subsidiary is in compliance with the requirements of the insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices, reports, documents or other information ("Notices") required to be filed thereunder, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect;

                  (k) Each subsidiary of MONY which is engaged in the business of acting as a broker-dealer or an investment advisor (the "Broker-Dealer Subsidiaries" and "Investment Advisor Subsidiaries", respectively) is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction (including the United States) where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each Broker-Dealer Subsidiary and Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities to conduct their respective businesses, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; except as otherwise described in the Prospectus, none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (y) the failure to have such Approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and Investment Advisor Subsidiary is in compliance with the requirements of the applicable broker-dealer and investment advisor laws and regulations of each jurisdiction which is applicable to such subsidiary, and has filed all Notices required to be filed thereunder, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect;

                  (l) The issuance and delivery of the Policyholder Shares to Eligible Policyholders in exchange for their respective Policyholders' Membership Interests pursuant to the Demutualization are exempt from the registration requirements of the Act;

                  (m) The issuance and sale of the Shares by the Company hereunder and under the International Underwriting Agreement, the issuance of the Policyholder Shares in the Demutualization, the compliance by the Company, MONY and their subsidiaries with all of the provisions of this Agreement, the International Underwriting Agreement and the Plan and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which MONY or any of its subsidiaries is a party or by which MONY or any of its subsidiaries is bound or to which any of the property or assets of MONY or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company, MONY or any of their subsidiaries or any of their properties, in each case the effect of which (other than a violation of the Charter and By-laws of the Company), individually or in the aggregate, would be either to affect the

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




         validity of the Shares or the Policyholder Shares, their issuance or the consummation of the transactions contemplated hereby, by the International Underwriting Agreement or by the Plan, or have a Material Adverse Effect; and no Approval of or with any such court or insurance regulatory authority or other governmental agency or body and no filing of any Notice pursuant to any such statute, order, rule or regulation is required for the issuance and sale of the Shares by the Company hereunder and under the International Underwriting Agreement, the issuance of the Policyholder Shares in the Demutualization, the compliance by the Company, MONY and their subsidiaries with this Agreement, the International Underwriting Agreement and the Plan and the consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement or the Plan, except (x) such as have been obtained or made and are in full force and effect, (y) such Approvals as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters and (z) those in respect of which the failure to obtain, individually or in the aggregate, would neither have a Material Adverse Effect nor affect the validity of the Shares or the Policyholder Shares, their issuance or the consummation of the transactions contemplated hereby, by the International Underwriting Agreement or by the Plan;

                  (n) The Plan has been duly adopted by the required vote of the Board of Trustees of MONY (which adoption complied in all material respects with the applicable requirements of Section 7312) and submitted to the New York Superintendent of Insurance (the "New York Superintendent") in the manner and accompanied by all certificates required by Section 7312 and conforms in all material respects to the requirements of the laws of the State of New York applicable to the conversion of mutual life insurance companies into stock life insurance companies and any rules and regulations of the New York Superintendent in respect thereof, in each case as administered or interpreted by the New York Superintendent (collectively the "New York Reorganization Laws and Regulations"), and the requirements of all other applicable laws; the Plan was duly adopted on November 2, 1998 by a vote (the "Policyholder Vote") of more than two-thirds of the votes validly cast by Voting Policyholders (as defined in the Plan) (which adoption complied in all material respects with the applicable requirements of
         Section 7312) and such adoption has not been rescinded or otherwise withdrawn; upon conclusion of the Policyholder Vote a certified copy of the Plan was submitted by MONY to the New York Superintendent, in the manner and accompanied by all certificates required by Section 7312; on _____________, 1998 the Superintendent issued an order (subject to appeal) approving the Plan in accordance with the requirements of
         Section 7312 (the "Superintendent's Order"); no other Approvals are required to be obtained under Section 7312 or otherwise for the effectiveness of the Plan; a copy of the Plan with the New York Superintendent's approval endorsed thereon has been filed by MONY in the office of the New York Superintendent and a copy of the Plan certified by the New York Superintendent has been filed by MONY with the Clerk of New York County pursuant to Section 7312; on the Plan Effective Date, the Plan will become effective in accordance with its terms pursuant to Section 7312, and the Demutualization will be completed in accordance with the Plan and the New York Reorganization Laws and Regulations and the requirements of all other applicable laws; and prior to the First Time of Delivery (as defined in Section 4) each of the actions required to occur and conditions required to be satisfied on or prior to the Plan Effective Date pursuant to the Superintendent's Order or the Plan will have occurred or been satisfied;

                  (o) Other than as described in the Prospectus, no legal or governmental proceeding is pending or, to the best of the Company's and MONY's knowledge, is currently being threatened challenging the Plan or the consummation of the transactions contemplated thereby or the offering of the Shares by the Underwriters and the International Underwriters;


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




                  (p) The policyholder information booklet mailed to policyholders (the "Policyholder Information Booklet"), as of its date and as of the dates of the public hearing on the Demutualization and the Policyholder Vote, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (q) The Company has validly reserved for issuance the shares of stock to be issued pursuant to the exercise of the Warrants (as defined in the Prospectus) issued to the Investors (as defined in the Prospectus), and, when such shares are issued upon exercise of the Warrants, such shares will be duly and validly issued and fully paid and non-assessable; the Company has duly authorized the issuance of the Holding Company Subordinated Notes (as defined in the Prospectus); the issuance of the shares of Stock issuable upon exercise of the Warrants, the issuance of the Holding Company Subordinated Notes, the compliance by the Company, MONY and their subsidiaries with all of the provisions of the Investment Agreement (as defined in the Prospectus) and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which MONY or any of its subsidiaries is a party or by which MONY or any of its subsidiaries is bound or to which any of the property or assets of MONY or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company, MONY or any of their subsidiaries or any of their properties, in each case the effect of which (other than a violation of the Charter and Bylaws of the Company), individually or in the aggregate, would have a Material Adverse Effect; and no Approval of or with any such court or insurance regulatory authority or other governmental agency or body is required for the issuance of the shares of stock issuable upon exercise of the Warrants, the issuance of the Holding Company Subordinated Notes, the compliance by the Company, MONY and their subsidiaries with the Investment Agreement and the consummation of the transactions therein contemplated except (x) such as have been obtained and are in full force and effect, (y) such Approvals as may be required to be obtained by the Investors and (z) those in respect of which the failure to obtain would not have a Material Adverse Effect;

                  (r) Neither MONY nor any of its subsidiaries is in violation of any of its organizational instruments or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default, individually or in the aggregate, would have a Material Adverse Effect;

                  (s) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "The Demutualization", "Restrictions on Acquisitions of Securities of the Holding Company", "Certain Provisions of the Amended and Restated Certificate of Incorporation and the By-Laws of the Holding Company" and "Certain United States Tax Consequences to Non-U.S. Holders of Common Stock", insofar as they purport to describe the provisions of the laws and documents referred to therein, are true and complete in all material respects;

                  (t) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which MONY or any of its subsidiaries is a party or of which any property of MONY or any of its subsidiaries is the subject which, if determined adversely to MONY or any of its subsidiaries, would individually or in the aggregate have a Material Adverse

         Effect; and to the best of MONY's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (u) The pro forma condensed consolidated balance sheet and condensed consolidated statements of income and the related notes thereto set forth in the Registration Statement and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of Rule 11-02 of Regulation S-X, have been compiled on the pro forma basis described therein, and, in the opinion of the Company and MONY, the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein are based upon good faith estimates and assumptions believed by the Company and MONY to be reasonable at the time made;

                  (v) The financial statements of each of MONY and its consolidated subsidiaries and of the Company, together with the related schedules and notes, set forth in the Registration Statement and the Prospectus, comply in all material respects with the requirements of the Act and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with generally accepted accounting principles at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with GAAP consistently applied throughout the periods involved except for any normal year-end adjustments;

                  (w) The Company is not and, after giving effect to the offering and sale of the Shares and the Demutualization, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (x) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

                  (y) PriceWaterhouse Coopers L.L.P., who have certified certain financial statements of MONY and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $___, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to 1,425,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional

Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined In Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on November __, 1998 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

                  (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(o) hereof, will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company and MONY agree with each of the Underwriters:

                  (a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the state securities laws and insurance securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or become subject to taxation or to file a general consent to service of process in any jurisdiction;

                  (c) Prior to 10:00 A.M. New York City time on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (d) To make generally available to its securityhoIders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

                  (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the International Underwriting Agreement and for the issuance of the Policyholder Shares in the Demutualization, any Stock or securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock, or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

                  (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                  (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional non-confidential information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

                  (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the International Underwriting Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (i) Prior to the First Time of Delivery, to use reasonable best efforts to take all actions necessary in order to consummate the Demutualization and the transactions contemplated by the Plan;

                  (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

                  (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. The Company and MONY covenant and agree with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the Demutualization and the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement between Syndicates, the Selling Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws and insurance securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey not to exceed $25,000;
(iv) all fees and expenses in connection with listing the Transaction Shares on the New York Stock Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares not to exceed $25,000; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and MONY herein are, at and as of such Time of Delivery (and treating for such purposes all references in such representations, warranties and statements to "MONY and its subsidiaries" and to subsidiaries of MONY as references to the Company and its subsidiaries (including MONY Life Insurance Company (the stock life insurance company successor to MONY as a result of the Demutualization)) and to subsidiaries of the Company, respectively), true and correct, the condition that the Company and MONY shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

                  (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the incorporation and good standing of the Company, the Shares being delivered at such Time of Delivery, this Agreement, the Registration Statement and the Prospectus as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Dewey Ballantine LLP, counsel for the Company and MONY, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) MONY Life Insurance Company has been duly
                  incorporated and is validly existing as a stock life insurance company in good standing under the laws of the State of

                  New York, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (iii) The Company has an authorized capitalization as
                  set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are or (with respect to the Shares being delivered at such Time of Delivery, when paid for in accordance with the terms hereof) will be fully paid and nonassessable; the Policyholder Shares, when issued and delivered to the Eligible Policyholders in exchange for the Policyholders' Membership Interests in the Demutualization, will be duly and validly issued and fully paid and non-assessable; and the Transaction Shares conform in all material respects to the description of the Stock contained in the Prospectus;

                           (iv) To the best of such counsel's knowledge, other
                  than as described in the Prospectus, no legal or governmental proceeding is pending or is currently being threatened challenging the Plan or the consummation of the transactions contemplated thereby or the offering of the Shares by the Underwriters and the International Underwriters;

                           (v) Each of this Agreement and the International
                  Underwriting Agreement have been duly authorized, executed and delivered by each of the Company and MONY;

                           (vi) The Plan has been duly adopted by the required
                  vote of the Board of Trustees of MONY (which adoption complied in all material respects with the applicable requirements of
                  Section 7312) and submitted to the New York Superintendent in the manner and accompanied by all certificates required by
                  Section 7312; no other Approvals are required to be obtained under Section 7312 or otherwise under the New York Reorganization Laws and Regulations for the effectiveness of the Plan; and the Plan has become effective in accordance with its terms;

                           (vii) The issuance and sale of the Shares being
                  delivered at such Time of Delivery by the Company, the issuance of the Policyholder Shares in the Demutualization, the compliance by the Company, MONY and their subsidiaries with all of the provisions of this Agreement, the International Underwriting Agreement and the Plan and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties which, other than a breach or violation of the Certificate of Incorporation or By-laws of the Company, individually or in the aggregate, would have a Material Adverse Effect;

                           (viii) The Company and its subsidiaries have filed
                  all Notices required to be filed pursuant to, and have obtained all Approvals required to be obtained under, either
                  (a) any law or regulation of the United States or New York or
                  (b) Delaware corporate law required for the issuance and sale by the Company of the Shares, the issuance of the Policyholder Shares in the Demutualization, the compliance by the Company, MONY and their subsidiaries with all of the provisions of this Agreement, the International Underwriting Agreement and the Plan and the consummation of the transactions herein and therein contemplated, except for such Notices and Approvals
                  (i) as may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, or (ii) individually or in the aggregate, as would not affect the validity of the Shares or the Policyholder Shares, their issuance or the transactions contemplated by this Agreement or the International Underwriting Agreement or have a Material Adverse Effect;

                           (ix) The statements set forth in the Prospectus under
                  the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "The Demutualization", "Restrictions on Acquisitions of Securities of the Holding Company" and "Certain Provisions of the Amended and Restated Certificate of Incorporation and the By-Laws of the Holding Company", insofar as they purport to describe the provisions of the laws and documents referred to therein, are true and complete in all material respects;

                           (x) The issuance and delivery of the Policyholder
                  Shares to Eligible Policyholders in exchange for their respective Policyholders' Membership Interests pursuant to the Plan are exempt from the registration requirements of the Act;

                           (xi) The Company is not an "investment company", as
                  such term is defined in the Investment Company Act; and

                           (xii) The Registration Statement and the Prospectus
                  and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and financial and accounting data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

                           Such counsel shall also state that, although such
                  counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsections (iii) and (ix) of this Section 7(c), nothing has come to the attention of such counsel which would lead such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and financial and accounting data therein, as to which such counsel need express no view) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and financial and accounting data therein, as to which such counsel need express no view) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and financial and accounting data therein, as to which such counsel need express no view) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

                  (d) Richard E. Mulroy, Esq., general counsel to the Company and MONY, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company and each of its subsidiaries that
                  constitutes a "significant subsidiary" within the meaning of Regulation S-X is duly qualified as a foreign corporation or partnership to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, in any case or in the aggregate, have a Material Adverse Effect;

                           (ii) All of the issued shares of capital stock of
                  each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying or similar shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (iii) Each of MONY and MLOA is duly licensed as an
                  insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Prospectus, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; except as otherwise specifically described in the Prospectus, each of MONY and MLOA has all other Approvals of and from all insurance regulatory authorities to conduct their respective businesses, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; there is no pending or, to the knowledge of such counsel, threatened action, suit, proceeding or investigation that would lead to the revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and to such counsel's knowledge except as disclosed in the Prospectus, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect;

                           (iv) To the knowledge of such counsel, each of MONY
                  and MLOA is in compliance in all material respects with the requirements of the insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all Notices required to be filed thereunder, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect;

                           (v) Neither the Company nor any of its subsidiaries
                  is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default, individually or in the aggregate, would have a Material Adverse Effect;

                           (vi) Each Broker-Dealer Subsidiary and each
                  Investment Advisor Subsidiary is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction (including the United States) where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each Broker-Dealer Subsidiary and Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities to conduct their respective businesses, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; except as otherwise described in the Prospectus, to such counsel's knowledge none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (y) the failure to have such Approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and Investment Advisor Subsidiary is, to the knowledge of such counsel, in compliance in all material respects with the requirements of the applicable broker-dealer and investment advisor laws and regulations of each jurisdiction which is applicable to such subsidiary, and has filed all Notices required to be filed thereunder, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect;

                           (vii) The issuance and sale of the Shares by the
                  Company hereunder and under the International Underwriting Agreement, the issuance of the Policyholder Shares in the Demutualization, the compliance by the Company, MONY and their subsidiaries with all of the provisions of this Agreement, the International Underwriting Agreement and the Plan and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, in each case the effect of which (other than a violation of the Charter and By-laws of the Company) would be either to affect the validity of the Shares or the Policyholder Shares, their issuance or the consummation of the transactions contemplated hereby, by the International Underwriting Agreement or by the Plan or have a Material Adverse Effect; and no Approval of or with any such court or insurance regulatory authority or other governmental agency or body and no filing of any Notice pursuant to any such statute, order, rule or regulation is required for the issuance of the Policyholder Shares in the Demutualization, the compliance the Company, MONY and their subsidiaries with the Plan and the consummation of the transactions contemplated by the Plan, except (x) such as have been obtained and are in full force and effect and (y) those in respect of which the failure to obtain, individually or in the aggregate, would neither have a Material Adverse Effect nor affect the validity of the Shares or the Policyholder Shares, their issuance or the consummation of the transactions contemplated hereby, by the International Underwriting Agreement or by the Plan;

                           (viii) The issuance of the shares of Stock issuable
                  upon exercise of the Warrants, the issuance of the Holding Company Subordinated Notes, the compliance by the Company, MONY and their subsidiaries with all of the provisions the Investment Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company, MONY or any of their subsidiaries or any of their properties, in each case the effect of which (other than a violation of the Charter and By-laws of the Company) would have a Material Adverse Effect; and no Approval of or with any such court or insurance regulatory authority or other governmental agency or body is required for the issuance of the shares of stock issuable upon exercise of the Warrants, the issuance of the Holding Company Subordinated Notes, the compliance by the Company, MONY and their subsidiaries with the Investment Agreement and the consummation of the transactions therein contemplated except
                  (x) such as have been obtained and are in full force and effect, (y) such Approvals as may be required to be obtained by the Investors and (z) those in respect of which the failure to obtain would not have a Material Adverse Effect;

                           (ix) To the best of such counsel's knowledge, other
                  than as described in the Prospectus, no legal or governmental proceeding is pending or is currently being threatened challenging the Plan or the consummation of the transactions contemplated thereby or the offering of the Shares by the Underwriters and the International Underwriters;

                           (x) To the best of such counsel's knowledge, other
                  than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which MONY or any of its subsidiaries is a party or of which any property of MONY or any of its subsidiaries is the subject which, if determined adversely to MONY or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

         Such counsel shall also state that, although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and financial and accounting data therein, as to which such counsel need express no view) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and financial and accounting data therein, as to which such counsel need express no view) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein and financial and accounting, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and financial and accounting data therein, as to which such counsel need express no view) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

                  (e) Chadbourne & Park, LLP, special tax counsel to the Company and MONY, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that the statements set forth in the Prospectus under the caption "Certain United States Tax Consequences to Non-U.S. Holders of Common Stock", insofar as they purport to describe the provisions of the laws referred to therein, are true and complete in all material respects;

                  (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at such Time of Delivery, PriceWaterhouse Coopers L.L.P. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

                  (g) (i) Neither MONY, the Company nor any of their subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the surplus of MONY or the capital stock of the Company or any increase in the long-term debt of MONY, the Company or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, surplus, reserves, stockholders' equity or results of operations of MONY, the Company and their subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause
         (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (h) On or after the date hereof (i) no downgrading shall have occurred in the rating of any debt security of the Company, MONY or any of their subsidiaries or the financial strength or the claims paying ability of the Company, MONY or any of their subsidiaries by A.M. Best & Co. or any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of debt security or the financial strength or the claims paying ability of the Company, MONY or any of their subsidiaries;

                  (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (j) The Transaction Shares shall have been duly listed, subject to notice of issuance, on the Exchange;

                  (k) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the Investors substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;

                  (l) The Company and MONY shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

                  (m) The Demutualization shall have occurred;

                  (n) No appeal of the Superintendent's Order or other action challenging the validity of the Demutualization or the approval thereof shall have been filed and remain outstanding the effect of which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; and

                  (o) The Company and MONY shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and MONY satisfactory to you as to the accuracy of the representations and warranties of the Company and MONY herein at and as of such Time of Delivery, as to the performance by the Company and MONY of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) (except the last clause thereof), (g) (except the last clause thereof),
         (m) and (n) (except the last clause thereof) of this Section and as to such other matters as you may reasonably request.

                  8. (a) The Company and MONY, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and MONY shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

                  (b) The Company and MONY, jointly and severally, also agree to indemnify and hold harmless Morgan Stanley & Co. Incorporated ("Morgan Stanley") and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Act, or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as the "independent underwriter" in connection with the public offering of the shares at the request of the Company and MONY and in fulfillment of their commitment to the New York Insurance Department, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley's, or such controlling person's, willful misconduct.

                  (c) Each Underwriter will indemnify and hold harmless the Company and MONY against any losses, claims, damages or liabilities to which the Company or MONY may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company and MONY by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party ( which consent shall not be unreasonably withheld or delayed), be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable, except as provided herein, to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to subsection (b) above hereof in respect of such action or proceeding, then in addition to counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as the "independent underwriter" and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
         (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Unless an indemnifying party shall have declined after notice of the commencement of any action to participate in such action, no indemnified party shall, without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, effect the settlement of any action.

                  (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and MONY on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and MONY on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, MONY and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) The obligations of the Company and MONY under this Section 8 shall be in addition to any liability which the Company or MONY may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and MONY.

                  9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) lf, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, MONY and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or MONY, or any officer or director or controlling person of the Company or MONY, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and MONY shall not then be under any liability to any Underwriter except as provided in Section 6 and 8 hereof, but if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company and MONY will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and MONY shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 9TH Floor, New York, New York 10004, Attention: Registration Department; if to the Company or MONY shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, MONY and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and MONY and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and MONY. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                   Very truly yours,

                                   The MONY Group Inc.

                                   By: ....................................
                                     Name:
                                     Title:

                                   The Mutual Life Insurance Company of New York
                                   By: ....................................
                                     Name:
                                     Title:


Accepted as of the date hereof:

Goldman, Sachs & Co.
Donaldson, Lufkin & Jenrette Securities
    Corporation,
Morgan Stanley & Co. Incorporated,
Salomon Smith Barney Inc.


By: .....................................................
                (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                                                 Number of Optional
                                                                                                    Shares to be
                                                                   Total Number of                  Purchased if
                                                                     Firm Shares                   Maximum Option
                         Underwriter                               to be Purchased                   Exercised
                                                               -----------------------       --------------------------
Goldman, Sachs & Co...........................................
Donaldson, Lufkin & Jenrette Securities
Corporation ..................................................
Morgan Stanley & Co. Incorporated ............................
Salomon Smith Barney Inc. ....................................

















                                                                       ---------                      ---------
                  Total............................................... 9,500,000                      1,425,000
                                                                       =========                      =========

                                                                         ANNEX I



         Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                  (i) They are independent certified public accountants with respect to MONY and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of MONY for the periods specified in such letter, as indicated in their reports thereon, copies of which are attached hereto;

                  (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which are attached hereto and on the basis of specified procedures including inquiries of officials of MONY who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph
         (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                  (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of MONY for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

                  (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 402, respectively, of Regulation S-K;

                  (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of MONY and its subsidiaries, inspection of the minute books of MONY and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of MONY and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) (i) the unaudited consolidated statements of
                  income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                           (B) any other unaudited income statement data and
                  balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                           (C) the unaudited financial statements which were not
                  included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause
                  (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                           (D) any unaudited pro forma consolidated condensed
                  financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (E) as of a specified date not more than five days
                  prior to the date of such letter, there have been any increases in the consolidated long-term debt of, or guaranteed by, MONY and its subsidiaries, or interest maintenance, investment or asset valuation reserves, or investments in mortgage loans or real estate, or any decreases in consolidated total surplus or unassigned funds (surplus), investments in subsidiaries or common stock of subsidiaries or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest statement of financial position included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (F) for the period from the date of the latest
                  financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated total premiums, annuity considerations and fund deposits, or net gain from operations, net income or other items specified by the Representatives, or any increases in benefits and claims paid or surrenders and withdrawals paid, or any other items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the

                  Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of MONY and its subsidiaries, which appear in the Prospectus, or in
         Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                        ANNEX II


                    [Form of Opinion of Dewey Ballantine LLP]